UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2025
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Gold Flora Corporation
(Exact name of registrant as specified in its charter)
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Delaware	0-56348	93-2261104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3165 Red Hill Avenue
Costa Mesa, CA 92626
(Address of Principal Executive Offices, including Zip Code)
(949) 252-1908
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on March 27, 2025, Gold Flora Corporation (the “Company”) and its subsidiaries filed an ex parte application for receivership under the laws of the State of California in the Los Angeles County Superior Court, Santa Monica Division (the “Court”), Case No. 25SMCP00161, on March 28, 2025, the Court issued an order granting the Company’s application and appointed Stone Blossom Capital, LLC, by and through its principal Richard Ormand, as the receiver of the Company.

On April 7, 2025, Michael Lau, Heather Molloy, and Jeffery Sears each resigned from the Board of Directors of the Company, effective immediately. On April 8, 2025, Al Foreman also resigned from the Board of Directors of the Company, effective immediately.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the receivership is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the receivership process. The Company expects that holders of shares of the Company’s securities could experience a significant or complete loss on their investment, depending on the outcome of the receivership. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD FLORA CORPORATION

Dated: April 11, 2025	By:	/s/ Marshall Minor
	Name:	Marshall Minor
	Title:	Chief Financial Officer